Exhibit 99.3

Item 8.            Financial Statements and Supplementary Data

Hersha Hospitality Trust

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
Hersha Hospitality Trust:

We have audited the accompanying consolidated balance sheets of Hersha Hospitality Trust and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007.  Hersha Hospitality Trust’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We did not audit the financial statements of Mystic Partners, LLC an equity method investee company (See note 3) as of and for the year ended December 31, 2006.  The Company’s investment in Mystic Partners, LLC as of December 31, 2006, was $39,180,000, and its equity in earnings of Mystic Partners, LLC was $1,691,000 for the year ended December 31, 2006.  The 2006 financial statements of Mystic Partners, LLC were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Mystic Partners as of and for the year ended December 31, 2006, is based on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinions.

In our opinion, based on our audits and the report of other auditors related to 2006, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Hersha Hospitality Trust and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Hersha Hospitality Trust and subsidiaries’ internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 11, 2008, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

(signed) KPMG LLP

Philadelphia, Pennsylvania
March 11, 2008, except as to notes 10 and 12 which are as of January 5, 2009

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006
[IN THOUSANDS, EXCEPT SHARE AMOUNTS]

	December 31, 2007	December 31, 2006
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$893,297	$807,784
Investment in Joint Ventures	51,851	50,234
Development Loans Receivable	58,183	47,016
Cash and Cash Equivalents	12,327	10,316
Escrow Deposits	13,706	14,927
Hotel Accounts Receivable, net of allowance for doubtful accounts of $47 and $30	7,165	4,608
Deferred Costs, net of Accumulated Amortization of $3,252 and $1,543	8,048	7,525
Due from Related Parties	1,256	4,930
Intangible Assets, net of Accumulated Amortization of $764 and $618	5,619	5,594
Other Assets	16,155	15,274

Total Assets	$1,067,607	$968,208

Liabilities and Shareholders’ Equity:
Line of Credit	$43,700	$24,000
Mortgages and Notes Payable, net of unamortized discount of $72 and $1,312	619,308	556,542
Accounts Payable, Accrued Expenses and Other Liabilities	17,728	14,740
Dividends and Distributions Payable	9,688	8,985
Due to Related Parties	2,025	3,297

Total Liabilities	692,449	607,564

Minority Interests:
Common Units	$42,845	$25,933
Interest in Consolidated Joint Ventures	1,908	3,092

Total Minority Interests	44,753	29,025

Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 29,000,000 and 10,000,000 Shares Authorized at December 31, 2007 and 2006, 2,400,000 Shares Issued and Outstanding at December 31, 2007 and 2006 (Aggregate Liquidation Preference $60,000 at December 31, 2007 and 2006)	24	24
Common Shares - Class A, $.01 Par Value, 80,000,000 and 50,000,000 Shares Authorized at December 2007 and 2006, 41,203,612 and 40,671,950 Shares Issued and Outstanding at December 31, 2007 and 2006	412	405
Common Shares - Class B, $.01 Par Value, 1,000,000 and 50,000,000 Shares Authorized at December 31, 2007 and 2006 None Issued and Outstanding	-	-
Accumulated Other Comprehensive Income	(23)	233
Additional Paid-in Capital	397,127	381,592
Distributions in Excess of Net Income	(67,135)	(50,635)

Total Shareholders' Equity	330,405	331,619

Total Liabilities and Shareholders’ Equity	$1,067,607	$968,208

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2007	2006	2005
Revenue:
Hotel Operating Revenues	$229,461	$132,354	$65,493
Interest Income from Development Loans	6,046	2,487	3,940
Land Lease Revenue	4,860	2,071	-
Other Revenues	980	737	529
Total Revenues	241,347	137,649	69,962

Operating Expenses:
Hotel Operating Expenses	130,910	76,694	38,573
Hotel Ground Rent	856	804	433
Land Lease Expense	2,721	1,189	-
Real Estate and Personal Property Taxes and Property Insurance	11,349	5,979	3,374
General and Administrative	8,185	6,238	4,962
Depreciation and Amortization	33,863	18,420	8,336
Total Operating Expenses	187,884	109,324	55,678

Operating Income	53,463	28,325	14,284

Interest Income	686	1,182	602
Interest Expense	42,115	25,123	12,167
Loss on Debt Extinguishment	-	1,485	-
Income before income from Unconsolidated Joint Venture Investments, Minority Interests and Discontinued Operations	12,034	2,899	2,719

Income from Unconsolidated Joint Venture Investments	3,476	1,799	457

Income before Minority Interests and Discontinued Operations	15,510	4,698	3,176

Income allocated to Minority Interests in Continuing Operations	1,773	579	122
Income from Continuing Operations	13,737	4,119	3,054

Discontinued Operations, net of minority interests (Note 12):
Gain on Disposition of Hotel Properties	3,745	693	1,161
Income (Loss) from Discontinued Operations	365	286	(918)
Income from Discontinued Operations	4,110	979	243

Net Income	17,847	5,098	3,297
Preferred Distributions	4,800	4,800	1,920

Net Income applicable to Common Shareholders	$13,047	$298	$1,377

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2007		2006		2005
Earnings Per Share:
BASIC
Income (loss) from continuing operations applicable to common shareholders	$0.22		$(0.03)		$0.06
Income from Discontinued Operations	$0.10		$0.04		$0.01

Net Income applicable to common shareholders	$0.32		$0.01		$0.07

DILUTED
Income (loss) from continuing operations applicable to common shareholders	$0.22	*	$(0.03	)*	$0.06	*
Income from Discontinued Operations	$0.10	*	$0.04	*	$0.01	*

Net Income applicable to common shareholders	$0.32	*	$0.01	*	$0.07	*

Weighted Average Common Shares Outstanding:
Basic	40,718,724		27,118,264		20,293,554
Diluted	40,718,724	*	27,118,264	*	20,299,937	*

*              Income allocated to minority interest in the Partnership has been excluded from the numerator and Partnership units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact.  Weighted average Partnership units outstanding for the year ended December 31, 2007, 2006 and 2005 were 5,464,670, 3,554,361 and 2,842,057, respectively.  Unvested stock awards have been omitted from the denominator for the purpose of computing diluted earnings per share for the years ended December 31, 2007 and 2006 since the effect of including these amounts in the denominator would be anti-dilutive to income (loss) from continuing operations applicable to common shareholders.

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
[IN THOUSANDS, EXCEPT SHARES]

	Class A Common Shares		Class B Common Shares		Class A Preferred Shares		Additional Paid-In	Other Comprehensive	Distributions in Excess of Net
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Capital	Income	Earnings	Total
Balance at December 31, 2004	20,289,983	203	-	-	-	-	135,363	33	(15,807)	119,792
Preferred Stock Issuance	-	-	-	-	2,400,000	24	58,086	-	-	58,110
Issuance Costs	-	-	-	-	-	-	(390)	-	-	(390)
Unit Conversion	8,155	-	-	-	-	-	46	-	-	46
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(14,649)	(14,649)
Preferred Stock ($0.89 per share)	-	-	-	-	-	-	-	-	(1,920)	(1,920)
Dividend Reinvestment Plan	2,519	-	-	-	-	-	24	-	-	24
Stock Based Compensation
Restricted Share Award Grants	71,000	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	-	-	-	-	-	99	-	-	99
Share Grants to Trustees	2,095	-	-	-	-	-	-	-	-	-
Comprehensive Income:
Other Comprehensive Income	-	-	-	-	-	-	-	294	-	294
Net Income	-	-	-	-	-	-	-	-	3,297	3,297
Total Comprehensive Income										3,591
Balance at December 31, 2005	20,373,752	203	-	-	2,400,000	24	193,228	327	(29,079)	164,703
Common Stock Issuance	20,118,750	201	-	-	-	-	191,875	-	-	192,076
Issuance Costs	-	-	-	-	-	-	(1,061)			(1,061)
Unit Conversion	82,077	1	-	-	-	-	649	-	-	650
Reallocation of Minority Interest	-	-	-	-	-	-	(3,467)	-	-	(3,467)
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(21,854)	(21,854)
Preferred Stock ($2.00 per share)	-	-	-	-	-	-	-	-	(4,800)	(4,800)
Dividend Reinvestment Plan	2,871	-	-	-	-	-	29	-	-	29
Stock Based Compensation
Restricted Share Award Grants	89,500	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	-	-	-	-	-	293			293
Share Grants to Trustees	5,000	-	-	-	-	-	46	-	-	46
Comprehensive Income:
Other Comprehensive Income	-	-	-	-	-	-	-	(94)	-	(94)
Net Income	-	-	-	-	-	-	-	-	5,098	5,098
Total Comprehensive Income										5,004
Balance at December 31, 2006	40,671,950	$405	-	$-	2,400,000	$24	$381,592	$233	$(50,635)	$331,619
Unit Conversion	306,460	3	-	-	-	-	2,366	-	-	2,369
Unit Conversion Costs	-	-	-	-	-	-	(142)	-	-	(142)
Reallocation of Minority Interest	-	-	-	-	-	-	12,422	-	-	12,422
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(29,547)	(29,547)
Preferred Stock ($2.00 per share)	-	-	-	-	-	-	-	-	(4,800)	(4,800)
Dividend Reinvestment Plan	2,620	1	-	-	-	-	29	-	-	30
Stock Based Compensation
Restricted Share Award Grants	214,582	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	2	-	-	-	-	766	-	-	768
Share Grants to Trustees	8,000	1	-	-	-	-	94	-	-	95
Comprehensive Income:
Other Comprehensive Income	-	-	-	-	-	-	-	(256)	-	(256)
Net Income	-	-	-	-	-	-	-	-	17,847	17,847
Total Comprehensive Income										17,591
Balance at December 31, 2007	41,203,612	$412	-	$-	2,400,000	$24	$397,127	$(23)	$(67,135)	$330,405

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2007	2006	2005
Operating activities:
Net Income	$17,847	$5,098	$3,297
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposition of hotel assets held for sale	(4,248)	(784)	(1,323)
Depreciation	34,963	20,131	10,696
Amortization	1,812	1,118	672
Debt extinguishment	-	1,485	-
Income allocated to minority interests	2,323	706	154
Equity in income of unconsolidated joint ventures	(3,476)	(1,799)	(457)
Distributions from unconsolidated joint ventures	4,501	4,578	838
Gain recognized on change in fair value of derivative instrument	(89)	(197)	(13)
Stock based compensation expense	852	339	99
Change in assets and liabilities:
(Increase) decrease in:
Hotel accounts receivable	(2,500)	(1,731)	(435)
Escrows	1,845	(87)	(1,074)
Other assets	(261)	(2,781)	(1,923)
Due from related party	3,691	(2,131)	(1,431)
Increase (decrease) in:
Due to related party	(1,291)	(1,448)	4,419
Accounts payable and accrued expenses	3,331	4,720	1,483
Net cash provided by operating activities	59,300	27,217	15,002

Investing activities:
Purchase of hotel property assets	(32,658)	(395,359)	(135,059)
Capital expenditures	(16,773)	(11,020)	(2,958)
Proceeds from disposition of hotel assets held for sale	11,905	9,800	6,288
Deposits on hotel acquisitions	-	(2,100)	(8,250)
Cash paid for franchise fee intangible	(11)	(46)	(302)
Investment in common stock of Trust entities	-	-	(1,548)
Investment in notes receivable	-	(1,057)	(1,166)
Repayment of notes receivable	34	1,909	83
Investment in development loans receivable	(65,700)	(51,616)	(31,345)
Repayment of development loans receivable	53,000	37,050	30,725
Distributions from unconsolidated joint venture	6,485	2,767	411
Advances and capital contributions to unconsolidated joint ventures	(2,309)	(4,209)	(47,704)
Net used in investing activities	(46,027)	(413,881)	(190,825)

Financing activities:
Proceeds from (repayments of) borrowings under line of credit, net	19,700	24,000	(1,027)
Principal repayment of mortgages and notes payable	(20,717)	(80,222)	(6,189)
Proceeds from mortgages and notes payable	28,543	280,205	133,692
Settlement (acquistion) of interest rate derivative	-	79	(23)
Cash paid for deferred financing costs	(286)	(1,224)	(2,460)
Proceeds from issuance of common stock, net	-	191,015	-
Proceeds from issuance of preferred stock, net	-	-	57,720
Stock issuance costs related to conversion of partnership units	(143)	-	-
Contributions from partners in consolidated joint ventures	-	-	198
Distributions to partners in consolidated joint ventures	(526)	(221)	(317)
Dividends paid on common shares	(29,424)	(18,174)	(14,599)
Dividends paid on preferred shares	(4,800)	(4,800)	(947)
Distributions paid on common partnership units	(3,609)	(2,458)	(2,059)
Net cash (used in) provided by financing activities	(11,262)	388,200	163,989

Net increase (decrease) in cash and cash equivalents	2,011	1,536	(11,834)
Cash and cash equivalents - beginning of year	10,316	8,780	20,614

Cash and cash equivalents - end of year	$12,327	$10,316	$8,780

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hersha Hospitality Trust (“we” or the “Company”) was formed in May 1998 as a self-administered, Maryland real estate investment trust (“REIT”) for federal income tax purposes.

The Company owns a controlling general partnership interest in Hersha Hospitality Limited Partnership (“HHLP” or  the “Partnership”), which owns a 99% limited partnership interest in various subsidiary partnerships. Hersha Hospitality, LLC (“HHLLC”), a Virginia limited liability company, owns a 1% general partnership interest in the subsidiary partnerships and the Partnership is the sole member of HHLLC.

The Partnership formed a wholly owned taxable REIT subsidiary, 44 New England Management Company (“44 New England” or “TRS Lessee”), to lease certain of the Company’s hotels.

As of December 31, 2007, the Company, through the Partnership and subsidiary partnerships, wholly owned fifty-three limited and full service hotels. Fifty-two of the wholly owned hotel facilities are leased to the Company’s taxable REIT subsidiary (“TRS”), 44 New England. One wholly owned hotel facility is leased to an unrelated party under a fixed lease agreement.

In addition to the wholly owned hotel properties, as of December 31, 2007, the Company owned joint venture interests in another eighteen properties. The properties owned by the joint ventures are leased to a TRS owned by the joint venture or to an entity owned by the joint venture partners and 44 New England. The following table lists the properties owned by these joint ventures:

Joint Venture	Ownership	Property	Location	Lessee/Sublessee

Unconsolidated Joint Ventures
Inn America Hospitality at Ewing, LLC	50.0%	Courtyard	Ewing/Princeton, NJ	Hersha Inn America TRS Inc.
PRA Glastonbury, LLC	48.0%	Hilton Garden Inn	Glastonbury, CT	Hersha PRA TRS, Inc
PRA Suites at Glastonbury, LLC	48.0%	Homewood Suites	Glastonbury, CT	Hersha PRA LLC
Mystic Partners, LLC	66.7%	Marriott	Mystic, CT	Mystic Partners Leaseco, LLC
	8.8%	Hilton	Hartford, CT	Mystic Partners Leaseco, LLC
	66.7%	Courtyard	Norwich, CT	Mystic Partners Leaseco, LLC
	66.7%	Courtyard	Warwick, RI	Mystic Partners Leaseco, LLC
	66.7%	Residence Inn	Danbury, CT	Mystic Partners Leaseco, LLC
	66.7%	Residence Inn	Mystic, CT	Mystic Partners Leaseco, LLC
	44.7%	Residence Inn	Southington, CT	Mystic Partners Leaseco, LLC
	66.7%	Springhill Suites	Waterford, CT	Mystic Partners Leaseco, LLC
	15.0%	Marriott	Hartford, CT	Mystic Partners Leaseco, LLC
Hiren Boston, LLC	50.0%	Courtyard	South Boston, MA	South Bay Boston, LLC
SB Partners, LLC	50.0%	Holiday Inn Express	South Boston, MA	South Bay Sandeep, LLC
Metro 29th Street Associates, LLC.	50.0%	Holiday Inn Express	New York, NY	Metro 29th Sublessee, LLC

Consolidated Joint Ventures
Logan Hospitality Associates, LLC	55.0%	Four Points – Sheraton	Revere/Boston, MA	Revere Hotel Group, LLC
LTD Associates One, LLC	75.0%	Springhill Suites	Williamsburg, VA	HT LTD Williamsburg One LLC
LTD Associates Two, LLC	75.0%	Residence Inn	Williamsburg, VA	HT LTD Williamsburg Two LLC

Mystic Partners, LLC owns an interest in nine hotel properties. Our interest in Mystic Partners, LLC is relative to our interest in each of the nine properties owned by the joint venture as defined in the joint venture’s governing documents. Each of the nine properties owned by Mystic Partners, LLC is leased to a separate entity that is consolidated in Mystic Partners Leaseco, LLC which is owned by 44 New England and our joint venture partner in Mystic Partners, LLC.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The properties are managed by eligible independent management companies, including Hersha Hospitality Management, LP (“HHMLP”), HHMLP is owned in part by four of the Company’s executive officers, two of its trustees and other third party investors.

Principles of Consolidation and Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and include all of our accounts as well as accounts of the Partnership, subsidiary partnerships and our wholly owned TRS Lessee. All significant inter-company amounts have been eliminated.

Consolidated properties are either wholly owned or owned less than 100% by the Partnership and are controlled by the Company as general partner of the Partnership. Properties owned in joint ventures are also consolidated if the determination is made that we are the primary beneficiary in a variable interest entity (VIE) or we maintain control of the asset through our voting interest in the entity. Control can be demonstrated by the ability of the general partner to manage day-to-day operations, refinance debt and sell the assets of the partnerships without the consent of the limited partners and the inability of the limited partners to replace the general partner. Control can be demonstrated by the limited partners if the limited partners have the right to dissolve or liquidate the partnership or otherwise remove the general partner without cause or have rights to participate in the significant decisions made in the ordinary course of the partnership’s business.

We evaluate each of our investments and contractual relationships to determine whether they meet the guidelines of consolidation. Our examination consists of reviewing the sufficiency of equity at risk, controlling financial interests, voting rights, and the obligation to absorb expected losses and expected gains, including residual returns. Based on our examination, the following entities were determined to be VIE’s: Mystic Partners, LLC; Mystic Partners Leaseco, LLC; Hersha PRA LLC; South Bay Boston, LLC; HT LTD Williamsburg One LLC; HT LTD Williamsburg Two LLC; Metro 29th Sublessee, LLC; Hersha Statutory Trust I; and Hersha Statutory Trust II. Mystic Partners, LLC is a VIE entity, however because we are not the primary beneficiary it is not consolidated by the Company. Our maximum exposure to losses due to our investment in Mystic Partners, LLC is limited to our investment in the joint venture which is $32,928 as of December 31, 2007.  Also, Mystic Partners Leaseco, LLC; Hersha PRA LLC; South Bay Boston, LLC; HT LTD Williamsburg One LLC; HT LTD Williamsburg Two LLC, and Metro 29th Sublessee, LLC lease hotel properties from our joint venture interests and are variable interest entities. These entities are consolidated by the lessors, the primary beneficiaries of each entity. Hersha Statutory Trust I and Hersha Statutory Trust II are VIEs but HHLP is not the primary beneficiary in these entities. The accounts of Hersha Statutory Trust I and Hersha Statutory Trust II are not consolidated with and into HHLP.

We have consolidated the operations of the Logan Hospitality Associates, LLC; LTD Associates One, LLC; and LTD Associates Two, LLC joint ventures because each entity is a voting interest entity and the Company owns a majority voting interest in the venture.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment in Hotel Properties

The Company allocates the purchase price of hotel properties acquired based on the fair value of the acquired real estate, furniture, fixtures and equipment, and intangible assets and the fair value of liabilities assumed, including debt. The Company’s investments in hotel properties are carried at cost and are depreciated using the straight-line method over the following estimated useful lives:

Building and Improvements	7 to 40 Years
Furniture, Fixtures and Equipment	5 to 7 Years

The Company periodically reviews the carrying value of each hotel to determine if circumstances exist indicating impairment to the carrying value of the investment in the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel to reflect the hotel at fair value. The Company does not believe that there are any facts or circumstances indicating impairment in the carrying value of any of its hotels.

In accordance with the provisions of Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” a hotel is considered held for sale when management and our independent trustees commit to a plan to sell the property, the property is available for sale, management engages in active program to locate a buyer for the property and it is probable the sale will be completed within a year of the initiation of the plan to sell.

Investment in Unconsolidated Joint Ventures

If it is determined that we do not have a controlling interest in a joint venture, either through our financial interest in a VIE or our voting interest in a voting interest entity, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of the affiliates as they occur rather than as dividends or other distributions are received, limited to the extent of our investment in, advances to and commitments for the investee. Pursuant to our joint venture agreements, allocations of profits and losses of some of our investments in unconsolidated joint ventures may be allocated disproportionately as compared to the ownership percentages due to specified preferred return rate thresholds.

The Company periodically reviews the carrying value of its investment in unconsolidated joint ventures to determine if circumstances exist indicating impairment to the carrying value of the investment. If impairment is indicated, an adjustment will be made to the carrying value of or investment in the unconsolidated joint venture. The Company does not believe that there are any facts or circumstances indicating impairment in the carrying value of any of its investments in unconsolidated joint ventures.

Development Loans Receivable

The Company provides secured first-mortgage and mezzanine financing to hotel developers. Development loans receivable are recorded at cost and are reviewed for potential impairment at each balance sheet date. The Company’s development loans receivable are each secured by various hotel or hotel development properties or partnership interests in hotel or hotel development properties. We have determined that development loans receivable do not constitute a financial interest in a VIE and do not consolidate the operating results of the borrower in our consolidated financial statements.  Our evaluation consists of reviewing the sufficiency of the borrower’s equity at risk, controlling financial interests in the borrower, voting rights of the borrower, and the borrower’s obligation to absorb expected losses and expected gains, including residual returns. The analysis utilized by the Company in evaluating the development loans receivable involves considerable management judgment and assumptions.

A development loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall. To date, no such impairment charges have been recognized.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and in banks plus short-term investments with an initial maturity of three months or less when purchased.

Escrow Deposits

Escrow deposits include reserves for debt service, real estate taxes, and insurance and reserves for furniture, fixtures, and equipment replacements, as required by certain mortgage debt agreement restrictions and provisions.

Hotel Accounts Receivable

Hotel accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. The Company generally does not require collateral. Ongoing credit evaluations are performed and an allowance for potential losses from uncollectible accounts is provided against the portion of accounts receivable that is estimated to be uncollectible.

Deferred Costs

Deferred loan costs are recorded at cost and amortized over the terms of the related indebtedness using the effective interest method.

Due from/to Related Parties

Due from/to Related Parties represents current receivables and payables resulting from transactions related to hotel management and project management with affiliated entities. Due from related parties results primarily from advances of shared costs incurred. Due to affiliates results primarily from hotel management and project management fees incurred. Both due to and due from related parties are generally settled within a period not to exceed one year.

Intangible Assets

Intangible assets consist of goodwill, leasehold intangibles for above-market and below-market value of in-place leases, and deferred franchise fees. Goodwill is evaluated annually for impairment in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangibles.” The leasehold intangibles are amortized over the remaining lease term. Deferred franchise fees are amortized using the straight-line method over the life of the franchise agreement.

Minority Interest

Minority Interest in the Partnership represents the limited partner’s proportionate share of the equity of the Partnership. Income (Loss) is allocated to minority interest in accordance with the weighted average percentage ownership of the Partnership during the period. At the end of each reporting period the appropriate adjustments to the income (loss) are made based upon the weighted average percentage ownership of the Partnership during the period. Our ownership interest in the Partnership as of December 31, 2007, 2006 and 2005 was 86.4%, 91.4% and 87.8%, respectively. At December 31, 2007, there were 6,424,915 units outstanding with a fair market value of $61,037.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company revalues the minority interest associated with the Partnership units each quarter to maintain a proportional relationship between the book value of equity associated with common shareholders relative to that of the Unit holders since both have equivalent rights and Units are convertible into shares of common stock on a one-for-one basis.

We also maintain minority interests for the equity interest owned by third parties in Logan Hospitality Associates, LLC; LTD Associates One, LLC; and LTD Associates Two, LLC. Third parties own a 45% interest in Logan Hospitality Associates, LLC and a 25% interest in each of LTD Associates One LLC and LTD Associates Two, LLC. We allocate the income (loss) of these joint ventures to the minority interest in consolidated joint ventures based upon the ownership of the entities, preferences in distributions of cash available and the terms of each venture agreement.

Shareholders’ Equity

On December 11, 2006, we completed a public offering of 7,200,000 common shares at $11.20 per share. On December 13, 2006, the underwriter exercised its over-allotment option with respect to that offering, and we issued an additional 1,080,000 common shares at $11.20 per share. Proceeds to us, net of underwriting discounts and commissions and expenses, were approximately $87,658. Immediately upon closing the offering, we contributed all of the net proceeds of the offering to the Partnership in exchange for additional Partnership interests. The net offering proceeds were used to repay indebtedness and to lend additional development financing to third parties.

On September 19, 2006, we completed a public offering of 3,775,000 common shares at $9.75 per share. On September 28, 2006, the underwriter exercised its over-allotment option with respect to that offering, and we issued an additional 566,250 common shares at $9.75 per share. Proceeds to us, net of underwriting discounts and commissions and expenses, were approximately $40,004. Immediately upon closing the offering, we contributed all of the net proceeds of the offering to the Partnership in exchange for additional Partnership interests. The net offering proceeds were used to repay indebtedness.

On April 28, 2006, we completed a public offering of 6,520,000 common shares at $9.00 per share. On May 9, 2006, the underwriter exercised its over-allotment option with respect to that offering, and we issued an additional 977,500 common shares at $9.00 per share. Proceeds to us, net of underwriting discounts and commissions and expenses, were approximately $63,353. Immediately upon closing the offering, we contributed all of the net proceeds of the offering to the Partnership in exchange for additional Partnership interests. Of the net offering proceeds, approximately $30,000 was used to repay indebtedness and approximately $19,500 was used to fund property acquisitions.

Stock Based Compensation

We apply Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (SFAS 123R) whereby we measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is recognized over the period during which an employee is required to provide service in exchange for the award.

Derivatives and Hedging

The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps and interest rate caps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. Interest rate caps designated as cash flow hedges limit the Company’s exposure to increased cash payments due to increases in variable interest rates.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

We directly recognize revenue and expense for all consolidated hotels as hotel operating revenue and hotel operating expense when earned and incurred. These revenues are recorded net of any sales or occupancy taxes collected from our guests. All revenues are recorded on an accrual basis, as earned. We participate in frequent guest programs sponsored by the brand owners of our hotels and we expense the charges associated with those programs, as incurred.

Revenue for interest on development loan financing is recorded in the period earned based on the interest rate of the loan and outstanding balance during the period. Development loans receivable and accrued interest on the development loans receivable are evaluated to determine if outstanding balances are collectible.  Interest is recorded only if it is determined the outstanding loan balance and accrued interest balance are collectible.

We lease land to hotel developers under fixed lease agreements. In addition to base rents, these lease agreements contain provisions that require the lessee to reimburse real estate taxes, debt service and other impositions. Base rents and reimbursements for real estate taxes, debt service and other impositions are recorded in land lease revenue on an accrual basis.  Expenses for real estate taxes, interest expense, and other impositions that are reimbursed under the land leases are recorded in land lease expense when they are incurred.

We lease a hotel to a third party under a fixed lease agreement.  In addition to base rents, the lease agreement contains provisions that require the lessee to reimburse us for real estate taxes, capital expenditures and other impositions. Base rents and reimbursements for real estate taxes, capital expenditures and other impositions are recorded in hotel lease revenue on an accrual basis.  Expenses for real estate taxes and other impositions that are reimbursed under the leases are recorded in operating expenses when incurred.

Other revenues consist primarily of fees earned for asset management services provided to hotels we own through unconsolidated joint ventures. Fees are earned as a percentage of the hotels revenue and are recorded in the period earned.

Income Taxes

The Company qualifies as a REIT under applicable provisions of the Internal Revenue Code, as amended, and intends to continue to qualify as a REIT. In general, under such provisions, a trust which has made the required election and, in the taxable year, meets certain requirements and distributes to its shareholders at least 90% of its REIT taxable income will not be subject to Federal income tax to the extent of the income which it distributes. Earnings and profits, which determine the taxability of dividends to shareholders, differ from net income reported for financial reporting purposes due primarily to differences in depreciation of hotel properties for Federal income tax purposes.

Deferred income taxes relate primarily to the TRS Lessee and are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities of the TRS Lessee and their respective tax bases and for their operating loss and tax credit carry forwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors.

Although the TRS Lessee is expected to operate at a profit for Federal income tax purposes in future periods, the utilization of the deferred tax asset is not determinable. Therefore, any deferred tax assets have been reserved as we have not concluded that it is more likely than not that these deferred tax assets will be realizable.

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

SFAS No. 157

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 establishes a new definition of fair value, provides guidance on how to measure fair value and establishes new disclosure requirements of assets and liabilities at their fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s financial statements.

SFAS No. 159

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value and requires certain disclosures for amounts for which the fair value option is applied.  This standard is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of Statement 157. The adoption of SFAS No. 159 is not expected to have a material effect on the Company’s financial statements.

SFAS No. 141R

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, “Business Combinations” (“SFAS No. 141R”).  SFAS No. 141R requires most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value.” SFAS No. 141R is effective for fiscal years beginning after December 15, 2008. The Company has not determined whether the adoption of SFAS No. 141R will have a material effect on the Company’s financial statements.

SFAS No. 160

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS No. 160”).  SFAS No. 160 requires noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. No. 160 is effective for fiscal years beginning after December 15, 2008.The Company has not determined whether the adoption of SFAS No. 160 will have a material effect on the Company’s financial statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES

Investment in hotel properties consist of the following at December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006

Land	$172,061	$135,943
Buildings and Improvements	706,038	640,666
Furniture, Fixtures and Equipment	105,979	88,179
Construction in Progress	1,541	4,359
	985,619	869,147

Less Accumulated Depreciation	(92,322)	(61,363)

Total Investment in Hotel Properties	$893,297	$807,784

Depreciation expense was $34,895, $20,120 and $10,693 for the years ended December 31, 2007, 2006 and 2005, respectively.

During the year ended December 31, 2007 we acquired the following wholly owned hotel properties:

2007 Acquisitions
Hotel	Acquisition Date	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees and Loan Costs	Total Purchase Price	Fair Value of Assumed Debt
Residence Inn, Langhorne, PA	1/8/2007	$1,463	$12,125	$2,170	$50	$15,808	$-
Residence Inn, Carlisle, PA	1/10/2007	1,015	7,511	1,330	89	9,945	7,000
Holiday Inn Express, Chester, NY	1/25/2007	1,500	6,701	1,031	126	9,358	6,700
Hampton Inn - Seaport, New York, NY	2/1/2007	7,816	19,056	1,729	1,036	29,637	20,202
Hotel 373 and Starbucks Lease - 5th Avenue, New York, NY	6/1/2007	14,239	16,801	3,294	11	34,345	22,000
Nevins Street, Brooklyn, NY	6/11/2007 & 7/11/2007	10,650	-	-	269	10,919	6,500
Holiday Inn, Norwich, CT	7/1/2007	1,984	12,037	2,041	67	16,129	8,162
Total 2007 Wholly Owned Acquisitions		$38,667	$74,231	$11,595	$1,648	$126,141	$70,564

In connection with the 2007 acquisitions we acquired $798 in working capital. In addition to cash and assumed debt, consideration included $2,100 in deposits made in 2006. Included in the purchase price of Residence Inn, Langhorne, PA is $226 that was reimbursed to entities that are owned in part by certain executives and affiliated trustees of the Company.

Interest rates on debt assumed in the acquisition of the Residence Inn, Carlisle, PA and the Holiday Inn Express & Suites, Chester, NY were at market rates.  We assumed $19,250 in debt with the acquisition of the Hampton Inn-Seaport, New York, NY bearing interest at a fixed rate of 6.36% which was determined to be above market rates.  We recorded a premium of $952 related to the assumption of this debt. In the acquisition of Hotel 373 – 5 th Avenue, New York, NY, we assumed $22,000 in variable rate debt bearing interest at LIBOR plus 2.00% and an interest rate cap which effectively caps interest on this debt at 7.75%.  The debt matures and the interest rate cap terminates on April 9, 2009.  The interest rate cap had a fair value of $15 on the date of acquisition.  We assumed $6,500 in variable rate debt bearing interest at LIBOR plus 2.70% with the acquisition of a parcel of land on Nevins Street in Brooklyn, NY.  This parcel of land is being leased to a hotel developer that is owned in part by certain executives and affiliated trustees of the

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

Company.  Lease income on the land includes payment of debt service on the assumed debt.  We assumed $8,162 in debt with the acquisition of the Holiday Inn, Norwich, CT which was repaid on July 30, 2007.

The Residence Inn, Carlisle, PA and the Hampton Inn-Seaport, New York, NY were acquired from entities that are owned by certain of the Company’s executives and affiliated trustees.  Included in the consideration paid for the Residence Inn, Carlisle, PA was 119,818 units in our operating partnership subsidiary valued at $11.10 per unit that were issued to sellers that are not affiliated with the Company.  Consideration paid for the Hampton Inn-Seaport, New York, NY, included 15,016 units of our operating partnership subsidiary valued at $11.20 per unit and an $8,208 note payable.  The operating partnership units were issued to certain executives and affiliated trustees of the Company and the note payable was with entities that are owned in part by certain executives and affiliated trustees of the Company.  On May 24, 2007, the note payable was fully repaid.  Interest expense of $203 was incurred on the notes payable during the year ended December 31, 2007.  Included in the consideration paid for the Hotel 373 – 5 th Avenue, New York, NY were 1,000,000 units in our operating partnership subsidiary valued at $12.32 per unit that were issued to a seller that is not affiliated with the Company.  Consideration paid for the Holiday Inn, Norwich, CT, included 659,312 units of our operating partnership subsidiary valued at $11.83, which were issued to entities that are owned in part by certain executives and affiliated trustees of the Company.

During the year ended December 31, 2006 we acquired the following wholly owned hotel properties:

2006 Acquisitions
Hotel	Acquisition Date	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees and Loan Costs	Leasehold Intangible	Total Purchase Price	Fair Value of Assumed Debt and Capital Lease
NJ and PA Portfolio	1/3/2006	$6,207	$30,988	$3,978	$125	$-	$41,298	$-
Courtyard by Marriott, Scranton, PA	2/1/2006	761	7,192	831	57	-	8,841	-
Residence Inn, Tyson's Corner, VA	2/2/2006	4,283	14,476	1,240	201	-	20,200	9,596
Hilton Garden Inn, JFK Airport, NY	2/16/2006	N/A	25,019	3,621	317	226	29,183	13,000
KW Portfolio, MA	April and May 2006	4,708	22,926	3,918	198	-	31,750	9,023
Holiday Inn Express, Cambridge, MA	5/3/2006	1,956	9,793	444	-	-	12,193	-
Land, 39th and 8th Avenue, New York, NY	6/28/2006	21,774	-	-	-	-	21,774
Residence Inn, Norwood, MA	7/27/2006	1,970	11,760	1,403	53	-	15,186	8,000	*
Land and Building, 41st Street, New York, NY	7/28/2006	10,735	11,051	-	-	-	21,786
Hampton Inn, Brookhaven, NY	9/6/2006	3,131	17,343	980	242	-	21,696	15,455
Holiday Inn Express, Hauppauge, NY	9/1/2006	2,737	14,080	658	173	-	17,648	10,152
Courtyard by Marriott, Alexandria, VA	9/29/2006	6,376	26,089	2,578	-	-	35,043
Hampton Inn - Chelsea, New York, NY	9/29/2006	8,905	33,499	2,930	843	-	46,177	36,202
Hyatt Summerfield Suites Portfolio	12/27/2006	29,053	123,030	16,576	-	-	168,659	472

Total 2006 Wholly Owned Acquisitions		$102,596	$347,246	$39,157	$2,209	$226	$491,434	$101,900

*The $8,000 assumed mortgage for Residence Inn, Norwood was repaid in full in September 2006.

On August 29, 2003, HT/CNL Metro Hotels, LP purchased the Hampton Inn, (Manhattan) Chelsea, NY. We owned a one-third equity interest in this joint venture partnership while CNL Hospitality Partners LP (“CNL”) owned the remaining equity interests. On September 29, 2006 we acquired CNL’s remaining equity interest in the venture. Prior to the acquisition of the CNL’s remaining interest our investment in joint venture was $4,409 and was recorded in investments in joint ventures. Our share of the operating results of the venture through September 29, 2006 is included in Income from Unconsolidated Joint Ventures on the statement of operations.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

Included in the acquisition of the Hilton Garden Inn at the JFK Airport, New York, was a land lease for the underlying land with a remaining term of approximately 93 years. The remaining lease payments were determined to be below market value and as a result, $226 of the purchase price was allocated to an intangible asset. Included in the acquisition of the Courtyard by Marriott in Brookline, Massachusetts in 2005, was a prepaid land lease for the underlying land with a remaining term of approximately 90 years. This prepaid land lease is classified as an intangible asset with a value of $3,570. Both lease intangibles are recorded in intangible assets on the consolidated balance sheet and are being amortized over the remaining lives of the leases.

The interest rate on the fixed rate debt assumed in the acquisitions of the KW Portfolio is 5.67% and was below the market rate of interest on the date of the acquisition. The interest rate on the fixed rate debt assumed in the acquisition of the Holiday Inn Express, Hauppauge, New York is 5.701% and was below the market rate of interest on the date of the acquisition. As a result, a discount of $354 was recorded for the mortgage assumed in the acquisition of the KW Portfolio and a discount of $472 was recorded on the debt assumed in the acquisition of the Holiday Inn Express in Hauppauge, New York. The discounts reduce the principal balances recorded in mortgages and notes payable. The discount is being amortized over the remaining life of the debt and is recorded as interest expense. Interest rates on debt assumed in the acquisition of the Residence Inn, Tyson’s Corner, Virginia; the Hilton Garden Inn, JFK Airport, New York and the Hampton Inn, Brookhaven, New York were at market rates.

As part of the acquisition of the Hyatt Summerfield Suites Portfolio, HHLP entered into a management agreement with Lodgeworks, L.P. (Lodgeworks) to manage all seven properties in the portfolio.  Lodgeworks extended a $996 interest-free loan to HHLP for working capital contributions that is due at either the termination or expiration of the agreement.  Since the interest rate on the note payable is below the market rate of interest at the date of the acquisition, a discount of $524 was recorded on the note payable.  The discount reduces the principal balances recorded in the mortgages and notes payable and is being amortized over the remaining life of the management agreement and is recorded as interest expense.

The purchase agreement entered into for the 2006 acquisition of the Courtyard, Langhorne, PA; the Fairfield Inn, Bethlehem, PA; and the Fairfield Inn, Mt. Laurel, NJ contains certain provisions that entitled the seller to an earn-out payment of up to $2,500 based on the collective Net Operating Income thresholds of the three properties, as defined.  The earn-out period expired on September 30, 2007 and based on the operating results of these properties, no earn-out was paid by the Company to the seller.  On December 28, 2006, we closed on the acquisition of seven Summerfield Suites.  The purchase agreement for this acquisition contains certain provisions that entitle the seller to an earn-out payment of up to $6,000 based on the Net Operating Income of the properties, as defined.  The earn-out period expires on December 31, 2009.  On January 8, 2007, we closed on the acquisition of the Residence Inn, Langhorne, PA.  The purchase agreement for this acquisition contains certain provisions that entitle the seller to an earn-out payment of up to $1,000 based on the Net Operating Income of the property, as defined.  The earn-out period expires on August 31, 2008.  We are currently unable to determine whether amounts will be paid under these two earn-out provisions since significant time remains until the expiration of the earn-out periods.  Due to uncertainty of the amounts that will ultimately be paid, if any, no accrual has been recorded on the consolidated balance sheet for amounts due under these earn-out provisions.  In the event amounts are payable under these provisions, payments made will be recorded as additional consideration given for the properties.

On February 15, 2006, we acquired an 80% joint venture interest in an entity that owns the Hampton Inn, Philadelphia, PA. The entity that sold the 80% interest was owned, in part, by certain executives and affiliated trustees of the Company. On October 1, 2007, we acquired the remaining 20% interest from our joint venture partners. The following is the allocation of purchase price for each step of the acquisition:

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

	Acquisition Date	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees and Loan Costs	Total
Acquisition of 80% Interest	2/15/2006	$2,928	$21,062	$3,029	$117	$27,136
Acquisition of Remaining 20% Interest	10/1/2007	744	4,850	790	-	6,384

Consideration paid for the remaining 20% interest in the Hampton Inn, Philadelphia, PA consisted of 406,877 units of our operating partnership subsidiary valued at $10.23, which were issued to entities that are owned in part by certain executives and affiliated trustees of the Company. Prior to the acquisition of the remaining 20% interest, the Hampton Inn, Philadelphia, PA was reported as a consolidated joint venture and its assets and liabilities were included in the Company’s consolidated balance sheet and non-controlling interest of $588 was reported as Minority Interests.  As a result of acquiring the remaining 20% interest in the venture, our investment in hotel properties was increased as follows:

	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Total
Purchase Price	$744	$4,850	$790	$6,384
Less:
Net book value included in consolidated financial statements prior to acquisition	(193)	(2,396)	(220)	(2,809)
Step-up in value included in consolidated financial statements after acquisition	$551	$2,454	$570	$3,575

All of the newly acquired wholly owned hotels are leased to the TRS Lessee, and all are managed by HHMLP, except for the Courtyard by Marriott, Alexandria and the Hyatt Summerfield Suites Portfolio which are managed by unrelated third parties.

Beginning on July 1, 2006, the Holiday Inn Conference Center, New Cumberland, Pennsylvania was leased to an unrelated party under a five-year fixed rent lease agreement. Prior to July 1, 2006, this hotel was leased to our wholly owned TRS and operating revenues and expenses of the hotel were recorded in hotel operating revenue and hotel operating expenses. Hotel lease revenue of $781 and $391 was recorded in the twelve months ended December 31, 2007 and 2006, respectively, related to the lease of this property.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

Pro Forma Operating Results (Unaudited)

The following condensed pro forma financial data is presented as if all 2007 and 2006 acquisitions had been consummated as of January 1, 2006. Properties acquired without any operating history are excluded from the condensed pro forma operating results. The condensed pro forma information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at the beginning of the year presented, nor does it purport to represent the results of operations for future periods.

	For the Year Ended December 31,
	2007	2006
Pro Forma Total Revenues	$243,681	$201,978

Pro Forma Income from Continuing Operations applicable to Common Shareholders	$13,405	$5,220
Income from Discontinued Operations	4,110	979
Pro Forma Net Income	17,515	6,199
Preferred Distributions	4,800	4,800
Pro Forma Net Income applicable to Common Shareholders	$12,715	$1,399

Pro Forma Income applicable to Common Shareholders per Common Share
Basic	$0.31	$0.05
Diluted	$0.31	$0.05

Weighted Average Common Shares Outstanding
Basic	40,718,724	27,118,264
Diluted	40,718,724	27,118,264

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

As of December 31, 2007 and December 31, 2006 our investment in unconsolidated joint ventures consisted of the following:

		Percent	Preferred	December 31,
Joint Venture	Hotel Properties	Owned	Return	2007	2006

PRA Glastonbury, LLC	Hilton Garden Inn, Glastonbury, CT	48%*	11.0% cumulative	$945	$463
Inn American Hospitality at Ewing, LLC	Courtyard by Marriott, Ewing, NJ	50.0%	11.0% cumulative	1,016	1,414
Hiren Boston, LLC	Courtyard by Marriott, Boston, MA	50.0%	N/A	4,148	4,871
SB Partners, LLC	Holiday Inn Express, Boston, MA	50.0%	N/A	2,010	2,213
Mystic Partners, LLC	Hilton and Marriott branded hotels in CT and RI	8.8%-66.7%	8.5% non-cumulative	32,928	39,180
PRA Suites at Glastonbury, LLC	Homewood Suites, Glastonbury, CT	48%*	10.0% non-cumulative	2,808	2,093
Metro 29th Street Associates, LLC	Holiday Inn Express, New York, NY	50.0%	N/A	7,996	-
				$51,851	$50,234

*  Percent owned was 40.0% through March 31, 2007.  On April 1, 2007 our percent owned increased to 48.0%.

During the years ended December 31, 2007 and 2006 we acquired interests in the following unconsolidated joint ventures:

Joint Venture	Assets Owned by Joint Venture	Date Acquired	The Partnership's Ownership in Asset	The Partnership's Preferred Return
Metro 29th Street Associates, LLC	Holiday Inn Express, New York, NY	2/1/2007	50.0%	N/A
PRA Suites at Glastonbury, LLC	Homewood Suites, Glastonbury, CT	6/15/2006	40.0%	10.0%

On February 1, 2007 we acquired a 50.0% interest in Metro 29th Street Associates, LLC (“Metro 29th”), the lessee of the 228 room Holiday Inn Express-Manhattan, New York, NY, for approximately $6,817. Metro 29 th holds a twenty five year lease with certain renewal options at the end of the lease term.  We also acquired an option to acquire a 50% interest in the entity that owns the Holiday Inn Express-Manhattan.  The option is exercisable after February 1, 2012 or upon termination of Metro 29 th Street’s lease of the hotel and expires at the end of the lease term.  The fair value of the option was $933 at the time of acquisition and is recorded in other assets on our consolidated balance sheet.  We issued 694,766 units in our operating partnership valued at $11.15 per unit for our interest in Metro 29 th and the option.  Metro 29 th Street entered into an agreement with Metro 29 th Sublessee, LLC, a joint venture owned by 44 New England and our joint venture partner, to sublease the hotel property.  The hotel is managed by HHMLP.

The PRA Suites at Glastonbury, LLC (“PRA Suites”) joint venture agreement provides for a 10% preferred return based on our contributed equity interest in PRA Suites. Cash distributions will be made from cash available for distribution, first, to us to provide a 10% annual non-compounded return on our capital contributions and then to our joint venture partner to provide a 10% annual non-compounded return of their contributions. The 10% returns are not cumulative. Any remaining cash available for distribution will be distributed 40% to us. PRA Suites allocates income to us and our joint venture partner consistent with the allocation of cash distributions and liquidating distributions.

On April 1, 2007, we increased our investment in PRA Glastonbury, LLC, the owner of the Hilton Garden Inn, Glastonbury, CT, and PRA Suites at Glastonbury, LLC, the owner of the Homewood Suites, Glastonbury, CT by acquiring an additional 8% preferred interest from our partner in each venture.  The purchase prices for our additional equity interests were $780 and $716 for PRA Glastonbury, LLC and PRA Suites at Glastonbury, LLC, respectively.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (continued)

Income from our unconsolidated joint ventures is allocated to us and our joint venture partners consistent with the allocation of cash distributions in accordance with the joint venture agreements. Any difference between the carrying amount of these investments and the underlying equity in net assets is amortized over the expected useful lives of the properties and other intangible assets. Income (loss) recognized during the years ended December 31, 2007, 2006, and 2005 for our Investments in Unconsolidated Joint Ventures is as follows:

	Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2005
PRA Glastonbury, LLC	$47	$(257)	$75
Inn American Hospitality at Ewing, LLC	73	160	(79)
Hiren Boston, LLC	304	(167)	(80)
SB Partners, LLC	191	(24)	(26)
Mystic Partners, LLC	1,612	1,691	61
PRA Suites at Glastonbury, LLC	(7)	(2)	-
Metro 29th Street Associates, LLC	1,256	-	-
HT/CNL Metro Hotels, LP	-	398	506

Total equity in income	$3,476	$1,799	$457

The SB Partners and Hiren Boston joint venture agreements provided for a 10% preferred return during the first two years of the ventures based on our equity interest in the ventures.  The preferred return period expired on July 1, 2007 for Hiren and October 1, 2007 for SB Partners.  Subsequent to this initial two year period, cash distributions are made 50% to us and 50% to our joint venture partners in the ventures.

The Mystic Partners joint venture agreement provides for an 8.5% non-cumulative preferred return based on our contributed equity interest in the venture. Cash distributions will be made from cash available for distribution, first, to us to provide an 8.5% annual non-compounded return on our unreturned capital contributions and then to our joint venture partner to provide an 8.5% annual non-compounded return of their unreturned contributions. Any remaining cash available for distribution will be distributed to us 10.5% with respect to the net cash flow from the Hartford Marriott, 7.0% with respect to the Hartford Hilton and 56.7%, with respect to the remaining seven properties. Mystic Partners allocates income to us and our joint venture partner consistent with the allocation of cash distributions in accordance with the joint venture agreements.

Each of the Mystic Partners hotel properties, except the Hartford Hilton, is under an Asset Management Agreement with 44 New England to provide asset management services. Fees for these services are paid monthly to 44 New England and recognized as income in the amount of 1% of operating revenues, except for the Hartford Marriott which is 0.25% of operating revenues.

The Company and our joint venture partner in Mystic Partners jointly and severally guarantee the performance of the terms of a loan to Adriaen’s Landing Hotel, LLC, owner of the Hartford Marriott, in the amount of $50,000, and 315 Trumbull Street Associates, LLC, in the amount of $27,000, if at any time during the term of the note and during such time as the net worth of Mystic Partners falls below the amount of the guarantee.  We have determined that the probability of incurring loss under this guarantee is remote and the value attributed to the guarantee is de minimis.

The following tables set forth the total assets, liabilities, equity and components of net income, including the Company’s share, related to the unconsolidated joint ventures discussed above as of December 31, 2007 and December 31, 2006 and for the years ended December 31, 2007, 2006, and 2005.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (continued)

Balance Sheets
	December 31,	December 31,
	2007	2006
Investment in hotel properties, net	$229,829	$244,113
Other Assets	30,000	24,496
Assets	$259,829	$268,609

Mortgages and notes payable	$221,398	$211,576
Other liabilities	12,305	11,687
Equity:
Hersha Hospitality Trust	51,851	50,234
Other	(25,725)	(4,888)

Total Liabilities and Equity	$259,829	$268,609

Statements of Operations
	Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2005
Room Revenue	$98,581	$81,285	$33,493
Other Revenue	31,586	30,016	8,679
Operating Expenses	(81,873)	(74,370)	(26,261)
Interest Expense	(15,421)	(15,687)	(5,521)
Debt Extinguishment	(2,858)	-	-
Lease Expense	(5,332)	(393)	(159)
Property Taxes and Insurance	(6,159)	(5,537)	(2,781)
Federal and State Income Taxes	(141)	(224)	71
General and Administrative	(7,446)	(7,781)	(1,595)
Depreciation, Amortization, and Other	(16,680)	(16,993)	(6,318)

Net loss	$(5,743)	$(9,684)	$(392)

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - DEVELOPMENT LOANS RECEIVABLE AND LAND LEASES

We have approved first mortgage and mezzanine lending to hotel developers, including entities in which our executive officers and affiliated trustees own an interest, to enable such entities to construct hotels and conduct related improvements on specific hotel projects at interest rates ranging from 10% to 13.5% (“Development Line Funding”). As of December 31, 2007 and December 31, 2006, we had Development Loans Receivable of $58,183 and $47,016, respectively. Interest income included in interest income from development loans was $6,046, $2,487, and $3,940 for the years ended December 31, 2007, 2006, and 2005, respectively.  Accrued interest on our development loans receivable was $1,591 as of December 31, 2007 and $883 as of December 31, 2006.

As of December 31, 2007, our development loans receivable consisted of the following:

Hotel Property	Borrower	Principal Outstanding 12/31/2007	Interest Rate	Maturity Date
Sheraton - JFK Airport, NY	Risingsam Hospitality, LLC	$10,016	10%	September 30, 2008
Hampton Inn & Suites - West Haven, CT	44 West Haven Hospitality, LLC	2,000	10%	October 9, 2008 *
Hilton Garden Inn - New York, NY	York Street LLC	15,000	11%	July 1, 2008
Hampton Inn - Smithfield, RI	44 Hersha Smithfield, LLC	2,000	10%	October 9, 2008 *
Homewood Suites - Newtown, PA	Reese Hotels, LLC	700	11%	June 1, 2008
Boutique Hotel - Union Square, NY	Risingsam Union Square, LLC	10,000	10%	May 31, 2008
Hilton Garden Inn/Homewood Suites - Brooklyn, NY	167 Johnson Street, LLC
Tranche 1		11,000	11%	September 21, 2008
Tranche 2		9,000	13.5%	September 24, 2008
Discount		(1,533)
Total Hilton Garden Inn/Homewood Suites - Brooklyn, NY		18,467

Total Development Loans Receivable		$58,183

* Indicates borrower is a related party

In connection with originating the $11,000 and $9,000 development loans for the Hilton Garden Inn/Homewood Suites – Brooklyn, NY, we were granted an option to acquire a 50% interest in the entity that owns the Hilton Garden Inn – Brooklyn, NY.  The option can be exercised any time during the three year period beginning on the date the property receives its certificate of occupancy or upon the borrower’s default on the development loans.  The fair value of the option was $1,688 at the time of acquisition and is recorded in other assets on our consolidated balance sheet. We recorded a discount on the development loans receivable of $1,688 which is being amortized over life of the development loan, including the two year renewal period.  Amortization of this discount is recorded as interest income from development loans on the Company’s consolidated statement of operations and was $155 for year ended December 31, 2007.

As of December 31, 2006 our development loans receivable consisted of the following:

Hotel Property	Borrower	Principal Outstanding 12/31/2006	Interest Rate	Maturity Date
Sheraton - JFK Airport, NY	Risingsam Hospitality, LLC	$9,016	10%	March 30, 2007
Hilton Garden Inn - Union Square, NY	Risingsam Union Square, LLC	10,000	10%	May 31, 2007
Holiday Inn Express - 29th Street, NY	Brisam Management, LLC	15,000	10%	May 31, 2007
Boutique Hotel - Manhattan, NY	Brisam East 52, LLC	3,000	10%	December 6, 2007
Boutique Hotel - Manhattan, NY	Brisam Greenwich, LLC	10,000	10%	September 12, 2007
		$47,016

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - DEVELOPMENT LOANS RECEIVABLE AND LAND LEASES (continued)

Advances and repayments on our development loans receivable consisted of the following for the years ended December 31, 2007, 2006, and 2005:

	2007	2006	2005
Balance at January 1,	$47,016	$32,450	$36,550
New Advances	65,700	51,616	31,325
Repayments	(53,000)	(37,050)	(30,725)
Discount recorded, net of amortization	(1,533)	-	-
Applied to Acquistion of Hotel Property	-	-	(4,700)
Balance at December 31,	$58,183	$47,016	$32,450

We acquire land and improvements and lease them to entities, including entities in which our executive officers and affiliated trustees own an interest, to enable such entities to construct hotels and related improvements on the leased land.  The land is leased under fixed lease agreements which earn rents at a minimum rental rate of 10% of our net investment in the leased property. Additional rents are paid by the lessee for the interest on the mortgage, real estate taxes and insurance. Revenues from our land leases are recorded in land lease revenue on our consolidated statement of operations.  All expenses related to the land leases are recorded in operating expenses as land lease expense.  Leased land and improvements are included in investment in hotel properties on our consolidated balance sheet.  As of December 31, 2007 our investment in leased land and improvements consists of the following:

	Investment In Leased Properties
Location	Land	Improvements	Other	Total Investment	Debt	Net Investment	Acquisition/ Lease Date	Lessee

440 West 41st Street, New York, NY	$10,735	$11,051	$196	$21,982	$12,100	$9,882	7/28/2006	Metro Forty First Street, LLC
39th Street and 8th Avenue, New York, NY	21,774	-	541	22,315	13,250	9,065	6/28/2006	Metro 39th Street Associates, LLC
Nevins Street, Brooklyn, NY	10,650	-	269	10,919	6,500	4,419	6/11/2007 & 7/11/2007	H Nevins Street Associates, LLC	*

Total	$43,159	$11,051	$1,006	$55,216	$31,850	$23,366

* Indicates lessee is a related party

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 5 — OTHER ASSETS

Other Assets consisted of the following at December 31, 2007 and 2006:

	2007	2006

Transaction Costs	$209	$252
Deposits on Hotel Acquisitions	16	2,144
Investment in Statutory Trusts	1,548	1,548
Notes Receivable	2,581	2,438
Due from Lessees	1,986	2,318
Prepaid Expenses	3,402	3,533
Interest due on Development Loans to Non-Related Parties	1,456	12
Deposits on Property Improvement Plans	640	1,405
Hotel Purchase Option	2,620	-
Other	1,697	1,624
	$16,155	$15,274

Transaction Costs - Transaction costs include legal fees and other third party transaction costs incurred relative to entering into debt facilities, issuances of equity securities or acquiring interests in hotel properties are recorded in other assets prior to the closing of the respective transactions.

Deposits on Hotel Acquisitions - Deposits paid in connection with the acquisition of hotels, including accrued interest, are recorded in other assets. As of December 31, 2007, we had $-0- in interest bearing and non interest bearing deposits. As of December 31, 2006, we had $2,000 in interest bearing deposits and $100 in non-interest bearing deposits related to the acquisition of hotel properties. The interest bearing deposit as of December 31, 2006 accrued interest at 10%.

Investment in Statutory Trusts - We have an investment in the common stock of Hersha Statutory Trust I and Hersha Statutory Trust II. Our investment is accounted for under the equity method.

Notes Receivable - Notes receivable as of December 31, 2007 and 2006 include notes receivable of $1,350 extended in November and December 2006 to the purchaser of the Holiday Inn Express, Duluth, GA; Comfort Suites, Duluth, GA; Hampton Inn, Newnan, GA; and the Hampton Inn Peachtree City, GA (collectively the “Atlanta Portfolio”). Each of these notes bears interest at 8% and have maturity dates of December 31, 2008, amended from December 31, 2007.  Also included in notes receivable is a loan made to one of our unconsolidated joint venture partners in the amount of $1,120 bearing interest at 12% with a maturity date of December 27, 2008.   This loan was amended on December 31, 2007 to increase the note amount from $1,000 to $1,120, increase the interest rate from 12% to 13.5%, and extend the maturity date to December 27, 2008 from December 27, 2007.

Due from Lessees - Due from lessees represent rents due under our land lease and hotel lease agreements.

Prepaid Expense - Prepaid expenses include amounts paid for property tax, insurance and other expenditures that will be expensed in the next twelve months.

Interest due on Development Loans – Interest due on development loans represents interest income due from loans extended to non-related parties that are used to enable such entities to construct hotels and conduct related improvements on specific hotel projects.  This excludes interest due on development loans from loans extended to related parties in the amounts of $135 and $871, as of December 31, 2007 and 2006, respectively, which is included in the Due from Related Parties caption on the face of the consolidated balance sheets.

Deposits on Property Improvement Plans – Deposits on property improvement plans consists of amounts advanced to HHMLP that is to be used to fund capital expenditures as part of our property improvement programs at certain properties.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 - DEBT

Mortgages and Notes Payable

The total mortgages payable balance at December 31, 2007, and December 31, 2006, was $567,507 and $504,523, respectively, and consisted of mortgages with fixed and variable interest rates ranging from 4.0% to 8.94%. The maturities for the outstanding mortgages ranged from August 2008 to January 2032. Aggregate interest expense incurred under the mortgages payable totaled $33,767, $20,579 and $11,251 during 2007, 2006 and 2005, respectively. The mortgages are secured by first deeds of trust on various hotel properties with a combined net book value of $829,008 and $743,236 as of December 31, 2007, and 2006, respectively.

We have two junior subordinated notes payable in the aggregate amount of $51,548 to the Hersha Statutory Trusts pursuant to indenture agreements. The $25,774 note issued to Hersha Statutory Trust I will mature on June 30, 2035, but may be redeemed at our option, in whole or in part, beginning on June 30, 2010 in accordance with the provisions of the indenture agreement. The $25,774 note issued to Hersha Statutory Trust II will mature on July 30, 2035, but may be redeemed at our option, in whole or in part, beginning on July 30, 2010 in accordance with the provisions of the indenture agreement. The note issued to Hersha Statutory Trust I bears interest at a fixed rate of 7.34% per annum through June 30, 2010, and the note issued to Hersha Statutory Trust II bears interest at a fixed rate of 7.173% per annum through July 30, 2010. Subsequent to June 30, 2010 for notes issued to Hersha Statutory Trust I and July 30, 2010 for notes issued to Hersha Statutory Trust II, the notes bear interest at a variable rate of LIBOR plus 3.0% per annum.  Interest expense in amount of $3,793, $3,766, and $2,313 was recorded during the years ended December 31, 2007, 2006, and 2005, respectively.

Aggregate annual principal payments for the Company’s mortgages and notes payable for the five years following December 31, 2007 and thereafter are as follows:

2008	25,670
2009	66,687
2010	31,669
2011	6,802
2012	12,144
Thereafter	476,408
Unamortized Discount	(72)
$619,308

The carrying value of the mortgages and notes payable and the line of credit exceeded the fair value by approximately $52,093 at December 31, 2007.

Revolving Line of Credit

We maintain a revolving credit facility with Commerce Bank, N.A. The credit facility bears interest at either the bank’s prime rate of interest minus 0.75% or LIBOR available for the periods of 1,2,3, or 6 months plus 2.00%, at the Company’s option. Provisions of the credit facility allow for an increase of the principal amount of borrowings made available under the line of credit to a maximum aggregate amount of $100,000, depending upon certain conditions described in the agreement.

The line of credit is collateralized by a first lien-security interest in all existing and future assets of HHLP, and title-insured, first-lien mortgages on the Holiday Inn Express, Harrisburg, PA, the Mainstay Suites and Sleep Inn, King of Prussia, PA, the Fairfield Inn, Laurel, MD, the Hampton Inn, Philadelphia, PA, the Residence Inn, Norwood, MA, the Residence Inn, Langhorne, PA and collateral assignment of all hotel management contracts of the management companies in the event of default. The line of credit includes certain financial covenants and requires that we maintain (1) a minimum tangible net worth of $110,000; (2) a maximum accounts and other receivables from affiliates of $75,000 million; and (3) certain financial ratios. The Company is in compliance with each of these covenants as of December 31, 2007. The line of credit expires on December 31, 2008. We intend to refinance remaining balances at the end of the line of credit facilities’ term.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 – DEBT (continued)

The Company maintained a line of credit balance of $43,700 at December 31, 2007 and $24,000 at December 31, 2006. The Company recorded interest expense of $4,239, $2,134 and $186 related to the line of credit borrowings, for the years ended December 31, 2007, 2006, and 2005, respectively. The weighted average interest rate on our Line of Credit during the years ended December 31, 2007, 2006, and 2005 was 7.30%, 7.33%, and 6.10%, respectively.

Deferred Costs

Costs associated with entering into mortgages and notes payable and our revolving line of credit are deferred and amortized over the life of the debt instruments. Amortization of deferred costs is recorded in interest expense. As of December 31, 2007, deferred costs were $8,048, net of accumulated amortization of $3,252.  Deferred costs were $7,525, net of accumulated amortization of $1,543, as of December 31, 2006. Amortization of deferred costs for the years ended December 31, 2007, 2006, and 2005 was $1,724, $944 and $558, respectively.

Debt Extinguishment

The Sovereign Bank Line of Credit was replaced by the Commerce Line of Credit, noted above, in January 2006. As a result of this termination, we expensed $255 in unamortized deferred costs related to the origination of the Sovereign Bank Line of Credit, which are included in the Loss on Debt Extinguishment caption on the face of the consolidated statement of operations for the year ended December 31, 2006.

On April 7, 2006, we repaid $21,900 on our mortgage with Merrill Lynch for the Hampton Inn Herald Square property as a result of a debt refinancing. The new debt of $26,500 has a fixed interest rate of 6.085% and a maturity date of May 1, 2016. As a result of this extinguishment, we expensed $534 in unamortized deferred costs and prepayment penalties, which are included in the Loss on Debt Extinguishment caption on the face of the consolidated statement of operations for the year ended December 31, 2006.

On June 9, 2006, we repaid $34,200 on our mortgage with UBS for the McIntosh Portfolio, as a result of a debt refinancing. The new debt of $36,300 has a fixed interest rate of 6.33% and maturity date of June 11, 2016 for each of the loans associated with the McIntosh Portfolio. As a result of this extinguishment, we expensed $374 in unamortized deferred costs, which are included in the Loss on Debt Extinguishment caption on the face of the consolidated statement of operations for the year ended December 31, 2006.

On September 9, 2006, we repaid $8,287 on our mortgage with South New Hampshire Bank for the Residence Inn, Norwood, using proceeds from a draw on our line of credit with Commerce Bank. In connection with the mortgage assumption, the seller agreed to reimburse all pre-payment related fees associated with this payoff.

On December 27, 2006, we repaid $12,907 on our mortgage with GE Capital for the Hilton Garden Inn, JFK, NY property as a result of a debt payoff.  The new debt of $21,000 was acquired on March 7, 2007 and has a fixed interest rate of 5.82% and a maturity date of March 1, 2017.  As a result of this extinguishment, we expensed $322 in prepayment penalties, which are included in the Loss on Debt Extinguishment caption on the face of the consolidated statements of operations for the year ended December 31, 2006.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS

We are the sole general partner in the Partnership, which is indirectly the sole general partner of the subsidiary partnerships. The Company does not anticipate any losses as a result of our obligations as general partner.

Management Agreements

Our wholly owned TRS, 44 New England, engages eligible independent contractors, including HHMLP, as the property managers for hotels it leases from us pursuant to management agreements. Our management agreements with HHMLP provides for a five-year term and is subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of our hotels. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by our TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.  Management agreements with other unaffiliated hotel management companies have similar terms.

As of December 31, 2007, HHMLP managed 44 of the properties leased to our TRS.  HHMLP also managed three consolidated joint venture hotel properties and four unconsolidated joint venture hotel properties in which we maintain an investment. For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel. There were no incentive management fees for the years ended December 31, 2007, 2006 and 2005. For the years ended December 31, 2007, 2006 and 2005, management fees incurred totaled $5,571, $4,361, and $2,887, respectively, and are recorded as Hotel Operating Expenses. In addition, the Company incurred $104 for the early termination of management contracts related to the sale of two hotels in the second quarter in 2005, $30 related to the sale of one hotel in the second quarter of 2006, $89 related to the sale of four hotels in the fourth quarter of 2006, and $107 related to the sale of the two hotels in the fourth quarter of 2007.  These fees are included in discontinued operations.

Administrative Services Agreement

Prior to July 1, 2005, under the terms of an administrative service agreement, HHMLP provided accounting and securities reporting services for the Company. The terms of the agreement provided for us to pay HHMLP an annual fee of $10 per property (prorated from the time of acquisition) for each hotel in our portfolio. On July 1, 2005, the administrative service fee was replaced by monthly accounting and information technology fees for each of our wholly owned hotels. Monthly fees for accounting services are $2 per property and monthly information technology fees are $0.5 per property. For the years ended December 31, 2007, 2006 and 2005, the Company incurred administrative services fees of $0, $0, and $140, respectively. For the years ended December 31, 2007, 2006 and 2005, the Company incurred accounting fees of $1,408, 1,053 and $386.  For the years ended December 31, 2007, 2006 and 2005, the Company incurred information technology fees of $276, $251 and $95. Administrative services fees, accounting fees, and information technology fees are included in General and Administrative expenses.

Franchise Agreements

The hotel properties are operated under franchise agreements assumed by the hotel property lessee. The franchise agreements have 10 to 20 year terms but may be terminated by either the franchisee or franchisor on certain anniversary dates specified in the agreements. The franchise agreements require annual payments for franchise royalties, reservation, and advertising services, and such payments are based upon percentages of gross room revenue. These payments are paid by the hotels and charged to expense as incurred. Franchise fee expense for the years ended December 31, 2007, 2006, and 2005 was $16,333, $9,773 and $5,818 respectively.  The initial fees incurred to enter into the franchise agreements are amortized over the life of the franchise agreements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (continued)

Acquisitions from Affiliates

We have entered into an option agreement with some of our officers and affiliated trustees such that we obtain a first right of refusal to purchase any hotel owned or developed in the future by these individuals or entities controlled by them at fair market value. This right of first refusal would apply to each party until one year after such party ceases to be an officer or trustee of our Company. Since our initial public offering in 1999, we have acquired, wholly or through joint ventures, a total of 78 hotels, including 23 hotels acquired from entities controlled by our officers or trustees. Of the 23 acquisitions from these entities, 20 were newly-constructed or newly-renovated by these entities prior to our acquisition. Our Acquisition Committee of the Board of Trustees is comprised solely of independent trustees, and the purchase prices and all material terms of the purchase of hotels from related parties are negotiated with the Acquisition Committee.

Hotel Supplies

For the years ended December 31, 2007, 2006 and 2005, we incurred expenses of $2,113, 1,686 and $969, respectively, for hotel supplies from Hersha Hotel Supply, an unconsolidated related party, which are expenses included in Hotel Operating Expenses. Approximately $149 and $66 is included in accounts payable at December 31, 2007 and 2006.

Capital Expenditure Fees

Beginning April 1, 2006, HHMLP began to charge a 5% fee on all capitalized expenditures and pending renovation projects at the properties as compensation for procurement services related to capital expenditures and for project management of renovation projects.  For the years ended December 31, 2007 and 2006, we incurred fees of $292 and $155, respectively, which were capitalized in with the cost of fixed asset additions.

Due From Related Parties

The Due from Related Party balance as of December 31, 2007 and December 31, 2006 was approximately $1,256 and $4,930, respectively. The majority of the balance as of December 31, 2007 and 2006 was accrued interest due on our development loans, and the remaining due from related party balance are receivables owed from our unconsolidated joint ventures.

Due to Related Parties

The Due to Related Parties balance as of December 31, 2007 and December 31, 2006 was approximately $2,025 and $3,297, respectively. The balances as of December 31, 2007 and December 31, 2006 consisted of amounts payable to HHMLP for administrative, management, and benefit related fees.

Hotel Ground Rent

During 2003, in conjunction with the acquisition of the Hilton Garden Inn, Edison, NJ, we assumed a land lease from a third party with an original term of 75 years. Monthly payments as determined by the lease agreement are due through the expiration in August 2074. On February 16, 2006, in conjunction with the acquisition of the Hilton Garden Inn, JFK Airport, we assumed a land lease with an original term of 99 years.  Monthly payments are determined by the lease agreement and are due through the expiration in July 2100.  Both land leases provide rent increases at scheduled intervals. We record rent expense on a straight-line basis over the life of the lease from the beginning of the lease term. For the years ended December 31, 2007, 2006 and 2005, we incurred $856, $804, and $433 respectively, in hotel ground rent from continuing operations under the agreements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (continued)

Future minimum lease payments (without reflecting future applicable Consumer Price Index increases) under these agreements are as follows:

2008	$606
2009	615
2010	622
2011	648
2012	681
Thereafter	66,496
$69,668

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any other litigation threatened against us, other than routine actions for negligence or other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on our liquidity, results of operations or business or financial condition.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 8 - DERIVATIVE INSTRUMENTS

We maintain an interest rate swap that fixes our interest rate on a variable rate mortgage.  Under the terms of this interest rate swap, we pay fixed rate interest of 4.73% of the notional amount and we receive floating rate interest equal to the one month U.S. dollar LIBOR.  The notional amount amortizes in tandem with the amortization of the underlying hedged debt and is $7,785 as of December 31, 2007.

On June 1, 2007, through the acquisition of Hotel 373, New York, NY, the Company assumed a mortgage containing an interest rate cap with a notional amount of $22,000 to hedge against the variability in cash flows on a variable interest rate debt instrument. The principal of the variable interest rate debt being hedged equals the notional amount of the interest rate cap. The interest rate cap effectively fixes interest payments when LIBOR exceeds 5.75%. The interest rate cap terminates on April 9, 2009, the maturity date of the hedged debt instrument.

At December 31, 2007, the fair value of the interest rate swap was $120 and is included in Accounts Payable, Accrued Expenses and Other Liabilities and at December 31, 2006, the fair value of the interest rate swap was $47 and is included in Other Assets on the face of the consolidated balance sheets.   At December 31, 2007, the fair value of the interest rate cap was $1 and is included in Other Assets on the face of the consolidated balance sheets.  The change in net unrealized gains/losses was a loss of $257, a loss of $94, and a gain of $294 for the years ended December 31, 2007, 2006 and 2005, respectively, for derivatives designated as cash flow hedges which were reflected on our Balance Sheet in Accumulated Other Comprehensive Income. Hedge ineffectiveness of $15, $14 and $13 on cash flow hedges was recognized in unrealized gain/loss on derivatives during 2007, 2006 and 2005, respectively.

On June 12, 2006, we terminated an interest rate cap with a notional amount of $34,230 that served as a hedge against the variability in cash flows on a variable interest rate debt instrument due to the refinancing of the debt instrument to a fixed rate. We received $79 in cash and reclassified $58 in reduction to interest expense as a result of the termination of this cap.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt.  The change in net unrealized gains/losses on cash flow hedges reflects a reclassification of $41 of net unrealized gains/losses from accumulated other comprehensive income as a reduction to interest expense during 2007. During 2008, the Company estimates that an additional $61 will be reclassified as a reduction to interest expense.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 9 - SHARE-BASED PAYMENTS

In 2004, we established the Hersha Hospitality Trust 2004 Equity Incentive Plan which provides for the grant of stock options, stock appreciation rights, stock awards, performance shares and incentive awards. The maximum number of shares of common stock that can be issued under this plan is 1.5 million shares. No share-based payments were granted under this plan during the year ended December 31, 2004.

On June 1, 2005, the Compensation Committee of the Board of Trustees granted 71,000 restricted share awards to executives. The restricted share awards vest 25% each year over four years and compensation expense is recognized ratably over the four year vesting period based on the fair value of the shares on the date of grant. The fair value of the restricted share awards on the grant date was $9.60 per share. As of December 31, 2007, 50% of these restricted share awards were vested.

On June 1, 2006, the Compensation Committee of the Board of Trustees granted 89,500 restricted share awards to executives. The restricted share awards vest 25% each year over four years and compensation expense is recognized ratably over the four year vesting period based on the fair value of the shares on the date of grant. The fair value of the restricted share awards on the grant date was $9.40 per share. As of December 31, 2007, 25% of these restricted share awards were vested.

On June 1, 2007, the Compensation Committee of the Board of Trustees granted 214,582 restricted share awards to executives.  The restricted share awards vest 25% each year over four years and compensation expense is recognized ratably over the four year vesting period based on the fair value of the shares on the date of grant.  The fair value of the restricted share awards on the grant date was $12.32 per share.  As of December 31, 2007, none of these restricted share awards were vested.

A summary of the stock awards issued to executives of the Company under the 2004 Equity Incentive Plan are as follows:

		Shares Vested		Unearned Compensation
Date of Award Issuance	Shares Issued	12/31/2007	12/31/2006	12/31/2007	12/31/2006	Period until Full Vesting
June 1, 2005	71,000	35,500	17,750	$242	$412	1.50 years
June 1, 2006	89,500	22,375	-	508	719	2.50 years
June 1, 2007	214,582	-	-	2,258	-	3.50 years
	375,082	57,875	17,750	$3,008	$1,131

Compensation expense related to stock awards issued to executives of the Company of $766, $293 and $99 was incurred during the years ended December 31, 2007, 2006 and 2005, respectively, related to the restricted share awards and is recorded in general and administrative expense on the statement of operations. Unearned compensation as of December 31, 2007 and 2006 was $3,008 and $1,131, respectively.

On January 3, 2006, 5,000 restricted shares were awarded to the Board of Trustees.  The fair value of the restricted shares on the grant date was $9.12 per share and immediately vested.  On January 2, 2007, 4,000 restricted shares were awarded to the Board of Trustees.  The fair value of the restricted shares on the grant date was $11.44 per share and immediately vested. On July 2, 2007, 4,000 restricted shares were awarded to the Board of Trustees.  The fair value of the restricted shares on the grant date was $12.12 per share and immediately vested. On January 2, 2008, 4,000 restricted shares were awarded to the Board of Trustees.  The fair value of the restricted shares on the grant date was $9.33 per share and immediately vested.  Compensation expense related to stock awards issued to the Board of Trustees of $86, $45, and $46 was incurred during the years ended December 31, 2007, 2006 and 2005.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 10 - EARNINGS PER SHARE

The following table is a reconciliation of the income (numerator) and weighted average shares (denominator) used in the calculation of basic earnings per common share and diluted earnings per common share in accordance with SFAS No. 128, Earnings Per Share. The computation of basic and diluted earnings per share is presented below.

	Year Ended December 31,
	2007	2006	2005
Numerator:
BASIC
Income from Continuing Operations	$13,737	$4,119	$3,054
Dividends paid on unvested restricted shares	(197)	(95)	(38)
Distributions to 8.0% Series A Preferred Shareholders	(4,800)	(4,800)	(1,920)
Income (loss) from continuing operations applicable to common shareholders	8,740	(776)	1,096
Income from Discontinued Operations	4,110	979	243
Net Income applicable to common shareholders	$12,850	$203	$1,339

DILUTED*
Income from Continuing Operations	$13,737	$4,119	$3,054
Dividends paid on unvested restricted shares	(197)	(95)	(38)
Distributions to 8.0% Series A Preferred Shareholders	(4,800)	(4,800)	(1,920)
Income (loss) from continuing operations applicable to common shareholders	8,740	(776)	1,096
Income from Discontinued Operations	4,110	979	243
Net Income applicable to common shareholders	$12,850	$203	$1,339

Denominator:
Weighted average number of common shares - basic	40,718,724	27,118,264	20,293,554
Effect of dilutive securities:
Unvested stock awards	-	-	6,383

Weighted average number of common shares - diluted*	40,718,724	27,118,264	20,299,937

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 10 - EARNINGS PER SHARE (continued)

	Year Ended December 31,
	2007	2006	2005
Earnings Per Share:
BASIC
Income (loss) from continuing operations applicable to common shareholders	$0.22	$(0.03)	$0.06
Income from Discontinued Operations	$0.10	$0.04	$0.01

Net Income applicable to common shareholders	$0.32	$0.01	$0.07

DILUTED*
Income (loss) from continuing operations applicable to common shareholders	$0.22	$(0.03)	$0.06
Income from Discontinued Operations	$0.10	$0.04	$0.01

Net Income applicable to common shareholders	$0.32	$0.01	$0.07

*    Income allocated to minority interest in the Partnership has been excluded from the numerator and Partnership units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact.  Weighted average Partnership units outstanding for the year ended December 31, 2007, 2006 and 2005 were 5,464,670, 3,554,361 and 2,842,057, respectively.  Unvested stock awards have been omitted from the denominator for the purpose of computing diluted earnings per share for the years ended December 31, 2007 and 2006 since the effect of including these amounts in the denominator would be anti-dilutive to income (loss) from continuing operations applicable to common shareholders.  Unvested stock awards included in the denominator for the year ended December 31, 2005 have been calculated using the treasury stock method.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 11 - CASH FLOW DISCLOSURES AND NON-CASH INVESTING AND FINANCING ACTIVITIES

Interest paid in 2007, 2006 and 2005 totaled $40,594, $25,349, and $10,550, respectively. The following non-cash investing and financing activities occurred during 2007, 2006 and 2005:

	2007	2006	2005
Common Shares issued as part of the Dividend Reinvestment Plan	$30	$29	$24
Issuance of Common Shares to the Board of Trustees	95	46	-
Issuance of Stock Awards	2,644	841	682
Issuance of notes receivable in disposition of hotel properties held for sale	-	1,350	1,700
Issuance of Common LP Units for acquisitions of hotel properties	25,781	9,940	-
Debt assumed in acquisition of hotel properties	70,564	101,900	30,811
Issuance of Common LP Units for acquisition of unconsolidated joint venture	6,817	-	-
Issuance of Common LP Units for acquisition of option to acquire interest in hotel property	933	-	-
Conversion of Common LP Units to Common Shares	2,369	650	46
Reallocation to minority interest	12,422	3,467	-

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS

We follow the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which requires, among other things, that the operating results of certain real estate assets which have been sold, or otherwise qualify as held for disposition (as defined by SFAS No. 144), be included in discontinued operations in the statements of operations for all periods presented.

In September of 2005, our Board of Trustees authorized management of the Company to sell the Holiday Inn Express, Hartford, CT. The operating results for this hotel were reclassified to discontinued operations in the statements of operations in the statements of operations for the years ended December 31, 2006 and 2005. The hotel was acquired by the Company in January 2004 and was sold on April 12, 2006. Proceeds from the sale were $3,600, and the gain on the sale was $497, of which $61 was allocated to minority interest in HHLP.  During 2004, in conjunction with the acquisition of the Holiday Inn Express, Hartford, CT, we assumed a land lease from a third party with an original term of 99 years. Monthly payments as determined by the lease agreement were due through the expiration in September 2101. Subsequent to the sale of this property in the second quarter of 2006, we did not incur further lease expense.  For the years ended December 31, 2006 and 2005, we incurred $85 and $300 in hotel ground rent under this agreement, which have been reclassified to discontinued operations in the statement of operations.  The lease was assumed by the purchaser of this property.

In March of 2006, our Board of Trustees authorized management of the Company to sell four properties located in metropolitan Atlanta, Georgia. These four properties are the Holiday Inn Express, Duluth, Comfort Suites, Duluth, Hampton Inn, Newnan and the Hampton Inn Peachtree City.  The operating results for these hotels were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2006 and 2005.  These hotels were acquired by the Company in April and May 2000 and were sold during November and December 2006.  Proceeds from the sales were $18,100, and the gain on the sale was $290, of which $33 was allocated to minority interest in HHLP. Notes receivable in the aggregate amount of $1,350 were received as part of the proceeds of the sale of the Atlanta Portfolio.  Interest payments are due quarterly with repayment of the principal due upon maturity on December 31, 2008.

In September of 2007, our Board of Trustees authorized management of the Company to sell the Hampton Inn, Linden, NJ (Hampton Inn) and Fairfield Inn, Mt. Laurel, NJ (Fairfield Inn).  The Company acquired the Hampton Inn in October 2003 and the Fairfield Inn in January 2006.   The operating results for these hotels have been reclassified to discontinued operations in the statements of operations for the years ended December 31, 2007, 2006 and 2005.  Proceeds from the sales were $29,500, and the gain on the sale was $4,248, of which $503 was allocated to minority interest in HHLP.

On October 30, 2008, the Company sold the Holiday Inn Conference Center, New Cumberland, PA (Holiday Inn). Beginning on July 1, 2006, the Company leased this hotel to an unrelated party and the lease agreement contained a purchase provision by the lessee. Prior to July 1, 2006, this hotel was leased to our wholly owned TRS and operating revenues, and expenses of the hotel were recorded in hotel operating revenues and hotel operating expenses. The operating results for this hotel have been reclassified to discontinued operations in the statements of operation for the years ended December 31, 2007, 2006 and 2005. Proceeds from the sale of this property were $6,500 and the gain on this sale was approximately $2,875.

We allocate interest and capital lease expense to discontinued operations for debt that is to be assumed or that is required to be repaid as a result of the disposal transaction. We allocated $1,276, $2,215 and $2,237 of interest and capital lease expense to discontinued operations for the years ended December 31, 2007, 2006, and 2005, respectively.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS (continued)

The following table sets forth the components of discontinued operations (excluding the gains on sale) for the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
Revenue:
Hotel Operating Revenues	$6,685	$15,847	$19,505
Hotel Lease Revenue	781	391	-
Total Revenue	7,466	16,238	19,505

Expenses:
Interest and Capital Lease Expense	1,276	2,215	2,237
Hotel Operating Expenses	3,999	10,799	14,304
Hotel Ground Rent	-	85	300
Real Estate and Personal Property Taxes and Property Insurance	510	966	1,248
General and Administrative	-	-	45
Depreciation and Amortization	1,267	1,850	2,418
	7,052	15,915	20,552
Total Expenses

Income (Loss) from Discontinued Operations before Minority Interest	414	323	(1,047)
Allocation to Minority Interest	49	37	(129)

Income (Loss) from Discontinued Operations	$365	$286	$(918)

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 13 - SHAREHOLDERS’ EQUITY AND MINORITY INTEREST IN PARTNERSHIP

Common Shares

The Company’s common shares are duly authorized, fully paid and non-assessable. Common shareholders are entitled to receive dividends if and when authorized and declared by the Board of Trustees of the Company out of assets legally available and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Preferred Shares

The Declaration of Trust authorizes our Board of Trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by Maryland REIT Law and our Declaration of Trust to set for each such series, subject to the provisions of our Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our Board of Trustees could authorize the issuance of additional preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control in us that might involve a premium price for holders of common shares or otherwise be in their best interest.

Common Partnership Units

Units of interest in our limited partnership are issued in connection with the acquisition of wholly owned hotels and joint venture interests in hotel properties.  The total number of units of limited partnership interest outstanding as of December 31, 2007, 2006 and 2005 was 6,424,915; 3,835,586; and 2,834,282, respectively. These units can be converted to common shares which are issuable to the limited partners upon exercise of their redemption rights. The number of shares issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidation or similar pro rata share transactions, that otherwise would have the effect of diluting the ownership interest of the limited partners or our shareholders. During 2007 and 2006, 306,460 and 82,077 common units were converted to Class A Common Shares, respectively.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 14 - INCOME TAXES

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ended December 31, 1999. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its adjusted taxable income to its shareholders. It is the Company’s current intention to adhere to these requirements and maintain the Company’s qualification for taxation as a REIT. As a REIT, the Company generally will not be subject to federal corporate income tax on that portion of its net income that is currently distributed to shareholders. If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income.

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. 44 New England Company, a 100% owned taxable REIT subsidiary, and Revere Hotel Group LLC, a 55% owned taxable REIT subsidiary, (collectively “Consolidated TRS”) are both entities subject to income taxes at the applicable federal, state and local tax rates.

In 2007, 2006 and 2005, 44 New England Management Company generated net operating losses (income) of $707, ($420) and $20, respectively. In 2007, 2006 and 2005, Revere Hotel Group LLC generated net operating losses of $313, $521, $670, respectively.  The Company did not record an income tax expense (benefit) for the net operating losses generated in 2007, 2006 or 2005.

There was no income tax expense (benefit) recognized by the Consolidated TRS for 2007, 2006 and 2005.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

	For the year ended December 31,
	2007	2006	2005
Computed "Expected" federal tax expense (benefit) of TRS, at 35%	$(270)	$(451)	$(242)
State income taxes, net of federal income tax effect	(66)	(6)	(44)
Changes in valuation allowance	336	457	286

Total income tax expense	$-	$-	$-

The components of consolidated TRS’s deferred tax assets as of December 31, 2007 were as follows:

	as of December 31,
	2007	2006
Deferred tax assets:
Net operating loss carryforward	$1,743	$1,476
Depreciation	(19)	-
Net deferred tax assets	1,724	1,476
Valuation allowance	(1,724)	(1,476)
Deferred tax assets	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on the level of historical taxable income and projections for future taxable income

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 14 - INCOME TAXES (continued)

over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Consolidated TRS will not realize the benefits of these deferred tax assets at December 31, 2007.

Earnings and profits, which will determine the taxability of dividends to shareholders, will differ from net income reported for financial reporting purposes due to the differences for federal tax purposes in the estimated useful lives and methods used to compute depreciation. The following table sets forth certain per share information regarding the Company’s common and preferred share distributions for the years ended December 31, 2007, 2006 and 2005.

	2007	2006	2005
Preferred Shares - 8% Series A
Ordinary income	81.98%	83.05%	85.96%
Capital Gain Distribution	18.02%	16.95%	14.04%
Common Shares - Class A
Ordinary income	48.25%	28.27%	60.83%
Return of Capital	41.14%	65.85%	29.24%
Capital Gain Distribution	10.61%	5.88%	9.93%

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 15 – SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

	Year Ended December 31, 2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$47,466	$64,529	$68,712	$61,326
Expenses	51,687	57,414	60,658	60,240
Loss (Income) from Unconsolidated Joint Ventures	(838)	1,741	1,680	893
Loss (Income) before Minority Interests and Discontinued Operations	(5,059)	8,856	9,734	1,979
Loss (Income) Allocated to Minority Holders in Continuing Operations	(981)	1,164	1,376	214
Loss (Income) from Continuing Operations	(4,078)	7,692	8,358	1,765
Loss (Income) from Discontinued Operations (including Gain on Disposition of Hotel Properties)	(160)	103	138	4,029
Net Loss (Income)	(4,238)	7,795	8,496	5,794
Preferred Distributions	1,200	1,200	1,200	1,200
Net Loss (Income) applicable to Common Shareholders	$(5,438)	$6,595	$7,296	$4,594
Basic and diluted earnings per share:
Loss (Income) from continuing operations applicable to common shareholders	$(0.13)	$0.16	$0.18	$0.01
Discontinued Operations	0.00	0.00	0.00	0.10
Net Loss (Income) applicable to Common Shareholders	$(0.13)	$0.16	$0.18	$0.11
Weighted Average Common Shares Outstanding
Basic	40,537,851	40,642,569	40,807,626	40,882,090
Diluted	40,537,851	40,842,382	40,807,626	40,882,685

	Year Ended December 31, 2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$21,820	$35,504	$40,897	$40,610
Expenses	25,195	33,012	36,112	41,613
Loss (Income) from Unconsolidated Joint Ventures	(1,110)	769	1,773	367
Loss (Income) before Minority Interests and Discontinued Operations	(4,485)	3,261	6,558	(636)
Loss (Income) Allocated to Minority Holders in Continuing Operations	(960)	658	877	4
Loss (Income) from Continuing Operations	(3,525)	2,603	5,681	(640)
Loss (Income) from Discontinued Operations (including Gain on Disposition of Hotel Properties)	(359)	773	99	466
Net Loss (Income)	(3,884)	3,376	5,780	(174)
Preferred Distributions	1,200	1,200	1,200	1,200
Net Loss (Income) applicable to Common Shareholders	$(5,084)	$2,176	$4,580	$(1,374)
Basic and diluted earnings per share:
Loss (Income) from continuing operations applicable to common shareholders	$(0.24)	$0.06	$0.17	$(0.02)
Discontinued Operations	$(0.01)	$0.03	$0.01	$0.01
Net Loss (Income) applicable to Common Shareholders	$(0.25)	$0.09	$0.18	$(0.01)
Weighted Average Common Shares Outstanding
Basic	20,308,225	25,469,708	28,413,553	34,115,606
Diluted	20,308,225	25,564,362	28,428,637	34,115,606

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 16 - SUBSEQUENT EVENTS

Subsequent to December 31, 2007, we acquired interests in the following hotel properties:

Brand	Location	Ownership %	Acquisiton Date	Purchase Price	Limited Partnership Units Issued
Duane Street Hotel	New York, NY	100%	1/4/2008	$24,750	779,585
Nu Hotel	New York, NY	100%	1/14/2008	$17,240	-